Exhibit 10 (ii)

                           CDW Computer Centers, Inc.
                       Award Notice of Stock Option Grant

We are pleased to notify you that you have been awarded an option to purchase shares of common stock of CDW Computer Centers, Inc. ("CDW"). Certain terms of your award follow:

Optionee:                  John A. Edwardson
--------

Option: You have been awarded a non-statutory stock option (the "Option") to purchase 1,600,000 shares of CDW common stock, $0.01 par value, subject to adjustment, as provided in Section 4.7 of the CDW 2000 Incentive Stock Option Plan (the "Plan").

Option Date:               January 28, 2001
-----------

Exercise Price:            $36.625 per share, subject to adjustment, as provided
                           in Section 4.7 of the Plan.
--------------

Exercise Schedule: Except as otherwise provided in Section 2.3 (subject to Section 3 of the CDW Stock Option Agreement for Employees (the "Agreement")) and
                           Section 4.8 (Change In Control) of the Plan, the Option shall become exercisable on a cumulative basis in accordance with the following schedule:

      On or After This Date              Percentage of Shares Become Exercisable
      ---------------------              ---------------------------------------
      January 28, 2002                                     20%
      January 28, 2003                                     20%
      January 28, 2004                                     20%
      January 28, 2005                                     20%
      January 28, 2006                                     20%

Expiration                 Date:   Except  to  the  extent  earlier   terminated
                           pursuant to Section 2.3 of the Plan (subject to Section 3 of the Agreement) or Section 2.2(d) of the Plan and Section 4 of the Agreement or earlier exercised pursuant to Section 2 of the Agreement, the Option shall terminate at 5:00 p.m., Central time, on January 28, 2011.

In addition to the terms stated in this Award Notice, the Option shall be subject to the terms and conditions of the Agreement and the Plan, copies of which are attached hereto.

We congratulate you on this recognition of your importance to our organization and its future.

                                   CDW COMPUTER CENTERS, INC.

                                   By:  /s/ Michael P. Krasny
                                        ---------------------
                                        Micheal P. Krasny


Acknowledgment, Acceptance and Agreement:
----------------------------------------

By signing below and returning this Award Notice to CDW (at the address set forth in Section 9 of the Agreement), I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.


/s/ John A. Edwardson                                  January 28, 2001
---------------------                                  ----------------
John A. Edwardson, Optionee                            Date